Exhibit 4.12

DESCRIPTION OF THE REGISTRANT’S SECURITIES

REGISTERED PURSUANT TO SECTION 12 OF THE

SECURITIES EXCHANGE ACT OF 1934

As of the end of the period covered by the most recent Annual Report on Form 10-K of Liberty Media Corporation (the “Registrant”), the following securities of the Registrant were registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) Series A Liberty SiriusXM common stock, par value $0.01 per share (the “Series A Liberty SiriusXM common stock”); (2) the Series B Liberty SiriusXM common stock, par value $0.01 per share (the “Series B Liberty SiriusXM common stock”); (3) the Series C Liberty SiriusXM common stock, par value $0.01 per share (the “Series C Liberty SiriusXM common stock”); (4) the Series A Liberty Braves common stock, par value $0.01 per share (the “Series A Liberty Braves common stock”); (5) the Series C Liberty Braves common stock, par value $0.01 per share (the “Series C Liberty Braves common stock”); (6) the Series A Liberty Formula One common stock, par value $0.01 per share (the “Series A Liberty Formula One common stock”); and (7) the Series C Liberty Formula One common stock, par value $0.01 per share (the “Series C Formula One common stock”).

Description of Registrant’s Common Stock

The following description of the Registrant’s Series A Liberty SiriusXM common stock, Series B Liberty SiriusXM common stock, Series C Liberty SiriusXM common stock, Series A Liberty Braves common stock, Series B Liberty Braves common stock, Series A Liberty Formula One common stock, and Series C Liberty Formula One common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation (the “charter”), which is an exhibit to this Annual Report on Form 10-K and is incorporated by reference herein. We encourage you to read the charter and the applicable provisions of the Delaware General Corporation Law for additional information.

Liberty SiriusXM Common Stock

Basic Investment

The Liberty SiriusXM common stock is intended to reflect the separate economic performance of the assets included in the Liberty SiriusXM Group. The Liberty SiriusXM Group is defined in the Registrant’s charter to include (i) the Registrant’s direct and indirect interest, as of the effective date of the charter, in SiriusXM Holdings Inc. and each of its subsidiaries (including any successor to SiriusXM Holdings Inc. or any such subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Liberty SiriusXM Group Related Business Transaction (as such term is defined in the charter)) and their respective assets, liabilities and businesses, (ii) all other assets, liabilities and businesses of the Registrant or any of its subsidiaries to the extent attributed to the Liberty SiriusXM Group as of the effective date of the charter, (iii) such other businesses, assets and liabilities that the Registrant’s board of directors may determine to attribute to the Liberty SiriusXM Group or that may be acquired for or transferred to the Liberty SiriusXM Group in the future, (iv) the proceeds of any sale, transfer, exchange, assignment or other disposition of any of the foregoing, (v) an Inter-Group Interest in the Braves Group equal to one (1) minus the Braves Group Outstanding Interest Fraction allocable to the Liberty SiriusXM Group as of such date (as such terms are defined in the charter) and (vi) an Inter-Group Interest in the Formula One Group equal to one (1) minus the Formula One Group Outstanding Interest Fraction allocable to the Liberty SiriusXM Group as of such date (as such terms are defined in the charter).

Authorized Capital Stock

The Registrant is authorized to issue up to 4.075 billion shares of Liberty SiriusXM common stock, of which 2 billion are designated as Series A Liberty SiriusXM common stock, 75 million are designated as Series B Liberty SiriusXM common stock, and 2 billion are designated as Series C Liberty SiriusXM common stock.

Dividends and Securities Distributions

The Registrant is permitted to pay dividends on Liberty SiriusXM common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the “Liberty SiriusXM Group Available Dividend Amount” (defined generally as the excess of the total assets less the total liabilities of the Liberty SiriusXM Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty SiriusXM common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Liberty SiriusXM Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty SiriusXM common stock, an equal per share dividend will be concurrently paid on the other series of Liberty SiriusXM common stock.

The Registrant is permitted to make (i) share distributions of (A) Series C Liberty SiriusXM common stock to holders of all series of Liberty SiriusXM common stock, on an equal per share basis; and (B) Series A Liberty SiriusXM common stock to holders of Series A Liberty SiriusXM common stock and, on an equal per share basis, shares of Series B Liberty SiriusXM common stock to holders of Series B Liberty SiriusXM common stock and, on an equal per share basis, shares of Series C Liberty SiriusXM common stock to holders of Series C Liberty SiriusXM common stock; and (ii) share distributions of (A) Series C Liberty Braves common stock or Series C Liberty Formula One common stock to holders of all series of Liberty SiriusXM common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty Braves common stock or Series A Liberty Formula One common stock to holders of Series A Liberty SiriusXM common stock and, on an equal per share basis, shares of Series B Liberty Braves common stock or Series B Liberty Formula One common stock to holders of Series B Liberty SiriusXM common stock and, on an equal per share basis, shares of Series C Liberty Braves common stock or Series C Liberty Formula One common stock to holders of Series C Liberty SiriusXM common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of the Registrant’s securities or the securities of any other person to holders of all series of Liberty SiriusXM common stock, on an equal per share basis, subject to certain limitations.

Conversion at Option of Holder

Each share of Series B Liberty SiriusXM common stock is convertible, at the option of the holder, into one share of Series A Liberty SiriusXM common stock. Shares of Series A and Series C Liberty SiriusXM common stock are not convertible at the option of the holder.

Conversion at Option of Issuer

The Registrant can convert each share of Series A, Series B and Series C Liberty SiriusXM common stock into a number of shares of the corresponding series of Liberty Braves common stock or Liberty Formula One common stock at a ratio based on the relative trading prices of the Series A Liberty SiriusXM common stock (or another series of Liberty SiriusXM common stock subject to certain limitations) and the Series A Liberty Braves common stock or Series A Liberty Formula One common stock (or another series of Liberty Braves common stock or Liberty Formula One common stock, subject to certain limitations) over a specified 20-trading day period.

The Registrant also can convert each share of Series A, Series B and Series C Liberty Braves common stock or Liberty Formula One common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock at a ratio based on the relative trading prices of the Series A Liberty Braves common stock (or another series of Liberty Braves common stock subject to certain limitations) or Series A Liberty Formula One common stock (or another series of Liberty Formula One common stock subject to certain limitations) to the Series A Liberty SiriusXM common stock (or another series of Liberty SiriusXM common stock subject to certain limitations) over a specified 20-trading day period.

Optional Redemption for Stock of a Subsidiary

The Registrant may redeem outstanding shares of Liberty SiriusXM common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Liberty SiriusXM Group (and may or may not hold assets and liabilities attributed to the Braves Group or the Formula One Group), provided that the Registrant’s board of directors seeks and receives the approval to such redemption of holders of Liberty SiriusXM common stock, voting together as a separate class.

If the Registrant were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Braves Group and/or the Formula One Group, shares of Liberty Braves common stock and/or Liberty Formula One common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of Liberty SiriusXM common stock described above as well as the separate class vote of the holders of Liberty Braves common stock and/or Liberty Formula One common stock, as the case may be.

Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

If the Registrant disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Liberty SiriusXM Group, it is required to choose one of the following four alternatives, unless the board obtains approval of the holders of Liberty SiriusXM common stock not to take such action or the disposition qualifies under a specified exemption (in which case the Registrant will not be required to take any of the following actions):

•                  pay a dividend to holders of Liberty SiriusXM common stock out of the available net proceeds of such disposition; or

•                  if there are legally sufficient assets and the Liberty SiriusXM Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Liberty SiriusXM Group, redeem all outstanding shares of Liberty SiriusXM common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Liberty SiriusXM Group, redeem a portion of the outstanding shares of Liberty SiriusXM common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

•                  convert each outstanding share of each series of Liberty SiriusXM common stock into a number of shares of the corresponding series of Liberty Braves common stock and/or Liberty Formula One common stock at a specified premium; or

•                  combine a conversion of a portion of the outstanding shares of Liberty SiriusXM common stock into a number of shares of the corresponding series of Liberty Braves common stock and/or Liberty Formula One common stock with either the payment of a dividend on or a redemption of shares of Liberty SiriusXM common stock, subject to certain limitations.

Voting Rights

Holders of Series A Liberty SiriusXM common stock are entitled to one vote for each share of such stock held and holders of Series B Liberty SiriusXM common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of Series C Liberty SiriusXM common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty SiriusXM common stock will be entitled to 1/100th of a vote for each share of such stock held.

Holders of Liberty SiriusXM common stock will vote as one class with holders of Liberty Braves common stock and Liberty Formula One common stock on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of the charter or Delaware law. In connection with certain dispositions of Liberty SiriusXM Group assets as described above, the Registrant’s board may determine to seek approval of the holders of Liberty SiriusXM common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the Registrant’s charter.

The Registrant may not redeem outstanding shares of Liberty SiriusXM common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Liberty SiriusXM Group unless the Registrant’s board of directors seeks and receives the approval to such redemption of holders of Liberty SiriusXM common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Braves Group and/or the Formula One Group, the approval of holders of Liberty Braves common stock and/or Liberty Formula One common stock, as the case may be, to the corresponding Liberty Braves common stock and/or Liberty Formula One common stock redemption, with each affected group voting as a separate class.

The Registrant’s charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of the Registrant’s outstanding voting securities, voting together as a single class.

Inter-Group Interest

From time to time, the Registrant’s board may determine to create an inter-group interest in the Liberty SiriusXM Group in favor of the Braves Group or the Formula One Group, subject to the terms of the charter.

If the Liberty SiriusXM Group has an inter-group interest in the Braves Group or the Formula One Group at such time as any extraordinary action is taken with respect to the Liberty Braves common stock or the Liberty Formula One common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Braves Group or the Formula One Group’s assets), the Registrant’s board will consider what actions are required, or permitted, to be taken under the charter with respect to the Liberty SiriusXM Group’s inter-group interest in the Braves Group or the Formula One Group. For example, in some instances, the board may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty Braves common stock or Liberty Formula One common stock must be allocated to the Liberty SiriusXM Group to compensate the Liberty SiriusXM Group on a pro rata basis for its interest in the Braves Group or the Formula One Group, as the case may be.

Similarly, if the Braves Group or the Formula One Group has an inter-group interest in the Liberty SiriusXM Group at such time as any extraordinary action is taken with respect to the Liberty SiriusXM common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Liberty SiriusXM Group’s assets), the board will consider what actions are required, or permitted, to be taken under the charter with respect to the Braves Group or the Formula One Group’s inter-group interest in the Liberty SiriusXM Group.

All such board determinations will be made in accordance with the Registrant’s charter and applicable Delaware law.

As of December 31, 2019, (i) the Formula One Group had an inter-group interest in the Liberty SiriusXM Group as set forth on the statement on file with the Secretary of the Registrant, (ii) the Braves Group did not have an inter-group interest in the Liberty SiriusXM Group and (iii) the Liberty SiriusXM Group did not have an inter-group interest in either the Braves Group or the Formula One Group.

Liquidation

Upon the Registrant’s liquidation, dissolution or winding up, holders of shares of Liberty SiriusXM common stock will be entitled to receive in respect of such stock their proportionate interests in the Registrant’s assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share.

Each share of Liberty SiriusXM common stock will be entitled to a number of liquidation units as set forth on the statement on file with the Secretary of the Registrant on the effective date of the charter, a copy of which will be furnished by the Registrant, on request and without cost, to any stockholder of the Registrant.

Liberty Braves Common Stock

Basic Investment

The Liberty Braves common stock is intended to reflect the separate economic performance of the assets included in the Braves Group. The Braves Group is defined in the Registrant’s charter to include (i) the Registrant’s direct and indirect interest, as of the effective date of the charter, in Braves Holdings, LLC and each of its subsidiaries (including any successor to Braves Holdings, LLC or any such subsidiary by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Braves Group Related Business Transaction (as such term is defined in the charter)) and their respective assets, liabilities and businesses, (ii) all other assets, liabilities and businesses of the Registrant or any of its subsidiaries to the extent attributed to the Braves Group as of the effective date of the charter, (iii) such other businesses, assets and liabilities that the Registrant’s board of directors may determine to attribute to the Braves Group or that may be acquired for or transferred to the Braves Group in the future, (iv) the proceeds of any sale, transfer, exchange, assignment or other disposition of any of the foregoing, (v) an Inter-Group Interest in the Liberty SiriusXM Group equal to one (1) minus the Liberty SiriusXM Group Outstanding Interest Fraction allocable to the Braves Group as of such date (as such terms are defined in the charter) and (vi) an Inter-Group Interest in the Formula One Group equal to one (1) minus the Formula One Group Outstanding Interest Fraction allocable to the Braves Group as of such date (as such terms are defined in the charter).

Authorized Capital Stock

The Registrant is authorized to issue up to 407.5 million shares of Liberty Braves common stock, of which 200 million are designated as Series A Liberty Braves common stock, 7.5 million are designated as Series B Liberty Braves common stock, and 200 million are designated as Series C Liberty Braves common stock.

Dividends and Securities Distributions

The Registrant is permitted to pay dividends on Liberty Braves common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the “Braves Group Available Dividend Amount” (defined generally as the excess of the total assets less the total liabilities of the Braves Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Braves common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Braves Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty Braves common stock, an equal per share dividend will be concurrently paid on the other series of Liberty Braves common stock.

The Registrant is permitted to make (i) share distributions of (A) Series C Liberty Braves common stock to holders of all series of Liberty Braves common stock, on an equal per share basis; and (B) Series A Liberty Braves common stock to holders of Series A Liberty Braves common stock and, on an equal per share basis, shares of Series B Liberty Braves common stock to holders of Series B Liberty Braves common stock and, on an equal per share basis, shares of Series C Liberty Braves common stock to holders of Series C Liberty Braves common stock; and (ii) share distributions of (A) Series C Liberty SiriusXM common stock or Series C Liberty Formula One common stock to holders of all series of Liberty Braves common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty SiriusXM common stock or Series A Liberty Formula One common stock to holders of Series A Liberty Braves common stock and, on an equal per share basis, shares of Series B Liberty SiriusXM common stock or Series B Liberty Formula One common stock to holders of Series B Liberty Braves common stock and, on an equal per share basis, shares of Series C Liberty SiriusXM common stock or Series C Liberty Formula One common stock to holders of Series C Liberty Braves common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of the Registrant’s securities or the securities of any other person to holders of all series of Liberty Braves common stock, on an equal per share basis, subject to certain limitations.

Conversion at Option of Holder

Each share of Series B Liberty Braves common stock is convertible, at the option of the holder, into one share of Series A Liberty Braves common stock. Shares of Series A and Series C Liberty Braves common stock are not convertible at the option of the holder.

Conversion at Option of Issuer

The Registrant can convert each share of Series A, Series B and Series C Liberty Braves common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock or Liberty Formula One common stock at a ratio based on the relative trading prices of the Series A Liberty Braves common stock (or another series of Liberty Braves common stock subject to certain limitations) and the Series A Liberty SiriusXM common stock or Series A Liberty Formula One common stock (or another series of Liberty SiriusXM common stock or Liberty Formula One common stock, subject to certain limitations) over a specified 20-trading day period.

The Registrant also can convert each share of Series A, Series B and Series C Liberty SiriusXM common stock or Liberty Formula One common stock into a number of shares of the corresponding series of Liberty Braves common stock at a ratio based on the relative trading prices of the Series A Liberty SiriusXM common stock (or another series of Liberty SiriusXM common stock subject to certain limitations) or Series A Liberty Formula One common stock (or another series of Liberty Formula One common stock subject to certain limitations) to the Series A Liberty Braves common stock (or another series of Liberty Braves common stock subject to certain limitations) over a specified 20-trading day period.

Optional Redemption for Stock of a Subsidiary

The Registrant may redeem outstanding shares of Liberty Braves common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Braves Group (and may or may not hold assets and liabilities attributed to the Liberty SiriusXM Group or the Formula One Group), provided that the Registrant’s board of directors seeks and receives the approval to such redemption of holders of Liberty Braves common stock, voting together as a separate class.

If the Registrant were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Liberty SiriusXM Group and/or the Formula One Group, shares of Liberty SiriusXM common stock and/or Liberty Formula One common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of Liberty Braves common stock described above as well as the separate class vote of the holders of Liberty SiriusXM common stock and/or Liberty Formula One common stock, as the case may be.

Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

If the Registrant disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Braves Group, it is required to choose one of the following four alternatives, unless the board obtains approval of the holders of Liberty Braves common stock not to take such action or the disposition qualifies under a specified exemption (in which case the Registrant will not be required to take any of the following actions):

•                  pay a dividend to holders of Liberty Braves common stock out of the available net proceeds of such disposition; or

•                  if there are legally sufficient assets and the Braves Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Braves Group, redeem all outstanding shares of Liberty Braves common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Braves Group, redeem a portion of the outstanding shares of Liberty Braves common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

•                  convert each outstanding share of each series of Liberty Braves common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock and/or Liberty Formula One common stock at a specified premium; or

•                  combine a conversion of a portion of the outstanding shares of Liberty Braves common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock and/or Liberty Formula One common stock with either the payment of a dividend on or a redemption of shares of Liberty Braves common stock, subject to certain limitations.

Voting Rights

Holders of Series A Liberty Braves common stock are entitled to one vote for each share of such stock held and holders of Series B Liberty Braves common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of Series C Liberty Braves common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty Braves common stock will be entitled to 1/100th of a vote for each share of such stock held.

Holders of Liberty Braves common stock will vote as one class with holders of Liberty SiriusXM common stock and Liberty Formula One common stock on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of the charter or Delaware law. In connection with certain dispositions of Braves Group assets as described above, the Registrant’s board may determine to seek approval of the holders of Liberty Braves common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the Registrant’s charter.

The Registrant may not redeem outstanding shares of Liberty Braves common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Braves Group unless the Registrant’s board of directors seeks and receives the approval to such redemption of holders of Liberty Braves common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Liberty SiriusXM Group and/or the Formula One Group, the approval of holders of Liberty SiriusXM common stock and/or Liberty Formula One common stock, as the case may be, to the corresponding Liberty SiriusXM common stock and/or Liberty Formula One common stock redemption, with each affected group voting as a separate class.

The Registrant’s charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of the Registrant’s outstanding voting securities, voting together as a single class

Inter-Group Interest

From time to time, the Registrant’s board may determine to create an inter-group interest in the Braves Group in favor of the Liberty SiriusXM Group or the Formula One Group, subject to the terms of the charter.

If the Braves Group has an inter-group interest in the Liberty SiriusXM Group or the Formula One Group at such time as any extraordinary action is taken with respect to the Liberty SiriusXM common stock or the Liberty Formula One common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Liberty SiriusXM Group or the Formula One Group’s assets), the Registrant’s board will consider what actions are required, or permitted, to be taken under the charter with respect to the Braves Group’s inter-group interest in the Liberty SiriusXM Group or the Formula One Group. For example, in some instances, the board may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty SiriusXM common stock or Liberty Formula One common stock must be allocated to the Braves Group to compensate the Braves Group on a pro rata basis for its interest in the Liberty SiriusXM Group or the Formula One Group, as the case may be.

Similarly, if the Liberty SiriusXM Group or the Formula One Group has an inter-group interest in the Braves Group at such time as any extraordinary action is taken with respect to the Liberty Braves common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Braves Group’s assets), the board will consider what actions are required, or permitted, to be taken under the charter with respect to the Liberty SiriusXM Group or the Formula One Group’s inter-group interest in the Braves Group.

All such board determinations will be made in accordance with the Registrant’s charter and applicable Delaware law.

As of December 31, 2019, (i) the Formula One Group had an inter-group interest in the Braves Group as set forth on the statement on file with the Secretary of the Registrant, (ii) the Liberty SiriusXM Group did not have an inter-group interest in the Braves Group and (iii) the Braves Group did not have an inter-group interest in either the Liberty SiriusXM Group or the Formula One Group.

Liquidation

Upon the Registrant’s liquidation, dissolution or winding up, holders of shares of Liberty Braves common stock will be entitled to receive in respect of such stock their proportionate interests in the Registrant’s assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share.

Each share of Liberty Braves common stock initially will be entitled to a number of liquidation units as set forth on the statement on file with the Secretary of the Registrant on the effective date of the charter, a copy of which will be furnished by the Registrant, on request and without cost, to any stockholder of the Registrant.

Liberty Formula One Common Stock

Basic Investment

The Liberty Formula One common stock is intended to reflect the separate economic performance of the assets included in the Formula One Group. The Formula One Group is defined in the Registrant’s charter to include (i) the Registrant’s direct and indirect interest, as of the effective date of the charter, in (x) all of the businesses in which the Registrant is or has been engaged, directly or indirectly (either itself or through direct or indirect subsidiaries, affiliates, joint ventures or other investments or any of the predecessors or successors of any of the foregoing), and (y) the respective assets and liabilities of the Registrant and its subsidiaries, in each case, other than any businesses, assets or liabilities attributable to the Liberty SiriusXM Group or the Braves Group as of the effective date of the charter, (ii) such other businesses, assets and liabilities that the Registrant’s board of directors may determine to attribute to the Formula One Group or that may be acquired for or transferred to the Formula One Group in the future, (iii) the proceeds of any sale, transfer, exchange, assignment or other disposition of any of the foregoing, (iv) an Inter-Group Interest in the Liberty SiriusXM Group equal to one (1) minus the Liberty SiriusXM Group Outstanding Interest Fraction allocable to the Formula One Group as of such date and (v) an Inter-Group Interest in the Braves Group equal to one (1) minus the Braves Group Outstanding Interest Fraction allocable to the Formula One Group as of such date.

Authorized Capital Stock

The Registrant is authorized to issue up to 1,018,750,000 shares of Liberty Formula One common stock, of which 500 million are designated as Series A Liberty Formula One common stock, 18.75 million are designated as Series B Liberty Formula One common stock, and 500 million are designated as Series C Liberty Formula One common stock.

Dividends and Securities Distributions

The Registrant is permitted to pay dividends on Liberty Formula One common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the “Formula One Group Available

Dividend Amount” (defined generally as the excess of the total assets less the total liabilities of the Formula One Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Formula One common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Formula One Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty Formula One common stock, an equal per share dividend will be concurrently paid on the other series of Liberty Formula One common stock.

The Registrant is permitted to make (i) share distributions of (A) Series C Liberty Formula One common stock to holders of all series of Liberty Formula One common stock, on an equal per share basis; and (B) Series A Liberty Formula One common stock to holders of Series A Liberty Formula One common stock and, on an equal per share basis, shares of Series B Liberty Formula One common stock to holders of Series B Liberty Formula One common stock and, on an equal per share basis, shares of Series C Liberty Formula One common stock to holders of Series C Liberty Formula One common stock; and (ii) share distributions of (A) Series C Liberty SiriusXM common stock or Series C Liberty Braves common stock to holders of all series of Liberty Formula One common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Liberty SiriusXM common stock or Series A Liberty Braves common stock to holders of Series A Liberty Formula One common stock and, on an equal per share basis, shares of Series B Liberty SiriusXM common stock or Series B Liberty Braves common stock to holders of Series B Liberty Formula One common stock and, on an equal per share basis, shares of Series C Liberty SiriusXM common stock or Series C Liberty Braves common stock to holders of Series C Liberty Formula One common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of the Registrant’s securities or the securities of any other person to holders of all series of Liberty Formula One common stock, on an equal per share basis, subject to certain limitations.

Conversion at Option of Holder

Each share of Series B Liberty Formula One common stock is convertible, at the option of the holder, into one share of Series A Liberty Formula One common stock. Shares of Series A and Series C Liberty Formula One common stock are not convertible at the option of the holder.

Conversion at Option of Issuer

The Registrant can convert each share of Series A, Series B and Series C Liberty Formula One common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock or Liberty Braves common stock at a ratio based on the relative trading prices of the Series A Liberty Formula One common stock (or another series of Liberty Formula One common stock subject to certain limitations) and the Series A Liberty SiriusXM common stock or Series A Liberty Braves common stock (or another series of Liberty SiriusXM common stock or Liberty Braves common stock, subject to certain limitations) over a specified 20-trading day period.

The Registrant also can convert each share of Series A, Series B and Series C Liberty SiriusXM common stock or Liberty Braves common stock into a number of shares of the corresponding series of Liberty Formula One common stock at a ratio based on the relative trading prices of the Series A Liberty SiriusXM common stock (or another series of Liberty SiriusXM common stock subject to certain limitations) or Series A Liberty Braves common stock (or another series of Liberty Braves common stock subject to certain limitations) to the Series A Liberty Formula One common stock (or another series of Liberty Formula One common stock subject to certain limitations) over a specified 20-trading day period.

Optional Redemption for Stock of a Subsidiary

The Registrant may redeem outstanding shares of Liberty Formula One common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Formula One Group (and may or may not hold assets and liabilities attributed to the Liberty SiriusXM Group or the Liberty Braves Group), provided that the Registrant’s board of directors seeks and receives the approval to such redemption of holders of Liberty Formula One common stock, voting together as a separate class.

If the Registrant were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Liberty SiriusXM Group and/or the Braves Group, shares of Liberty SiriusXM common stock and/or Liberty Braves common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of Liberty Formula One common stock described above as well as the separate class vote of the holders of Liberty SiriusXM common stock and/or Liberty Braves common stock, as the case may be.

Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

If the Registrant disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Formula One Group, it is required to choose one of the following four alternatives, unless the board obtains approval of the holders of Liberty Formula One common stock not to take such action or the disposition qualifies under a specified exemption (in which case the Registrant will not be required to take any of the following actions):

•                  pay a dividend to holders of Liberty Formula One common stock out of the available net proceeds of such disposition; or

•                  if there are legally sufficient assets and the Formula One Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Formula One Group, redeem all outstanding shares of Liberty Formula One common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Formula One Group, redeem a portion of the outstanding shares of Liberty Formula One common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

•                  convert each outstanding share of each series of Liberty Formula One common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock and/or Liberty Braves common stock at a specified premium; or

•                  combine a conversion of a portion of the outstanding shares of Liberty Formula One common stock into a number of shares of the corresponding series of Liberty SiriusXM common stock and/or Liberty Braves common stock with either the payment of a dividend on or a redemption of shares of Liberty Formula One common stock, subject to certain limitations.

Voting Rights

Holders of Series A Liberty Formula One common stock are entitled to one vote for each share of such stock held and holders of Series B Liberty Formula One common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of stockholders. Holders of Series C Liberty Formula One common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty Formula One common stock will be entitled to 1/100th of a vote for each share of such stock held.

Holders of Liberty Formula One common stock will vote as one class with holders of Liberty SiriusXM common stock and Liberty Braves common stock on all matters that are submitted to a vote of stockholders unless a separate class vote is required by the terms of the charter or Delaware law. In connection with certain dispositions of Formula One Group assets as described above, the Liberty Formula One board may determine to seek approval of the holders of Liberty Formula One common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the charter.

The Registrant may not redeem outstanding shares of Liberty Formula One common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Formula One Group unless the Registrant’s board of directors seeks and receives the approval to such redemption of holders of Liberty Formula One common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Liberty SiriusXM Group and/or the Braves Group, the approval of holders of Liberty SiriusXM common stock and/or Liberty Braves common stock, as the case may be, to the corresponding Liberty SiriusXM common stock and/or Liberty Braves common stock redemption, with each affected group voting as a separate class.

The Registrant’s charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of the Registrant’s outstanding voting securities, voting together as a single class.

Inter-Group Interest

From time to time, the Registrant’s board may determine to create an inter-group interest in the Formula One Group in favor of the Liberty SiriusXM Group or the Braves Group, subject to the terms of the charter.

If the Formula One Group has an inter-group interest in the Liberty SiriusXM Group or the Braves Group at such time as any extraordinary action is taken with respect to the Liberty SiriusXM common stock or the Liberty Braves common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Liberty SiriusXM Group or the Braves Group’s assets), the Registrant’s board will consider what actions are required, or permitted, to be taken under the charter with respect to the Formula One Group’s inter-group interest in the Liberty SiriusXM Group or the Braves Group. For example, in some instances, the board may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty SiriusXM common stock or Liberty Braves common stock must be allocated to the Formula One Group to compensate the Formula One Group on a pro rata basis for its interest in the Liberty SiriusXM Group or the Braves Group, as the case may be.

Similarly, if the Liberty SiriusXM Group or the Braves Group has an inter-group interest in the Formula One Group at such time as any extraordinary action is taken with respect to the Liberty Formula One common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Formula One Group’s assets), the board will consider what actions are required, or permitted, to be taken under the charter with respect to the Liberty SiriusXM Group or the Braves Group’s inter-group interest in the Formula One Group.

All such board determinations will be made in accordance with the Registrant’s charter and applicable Delaware law.

As of December 31, 2019, (i) the Formula One Group had an inter-group interest in the Braves Group and the SiriusXM Group as set forth on the statement on file with the Secretary of the Registrant and (ii) neither the SiriusXM Group nor the Braves Group had an inter-group interest in the Formula One Group.  The number of shares issuable with respect to the Formula One Group’s inter-group interests in each of the Braves Group and the SiriusXM Group is set forth on the statement on file with the Secretary of the Registrant.

Liquidation

Upon the Registrant’s liquidation, dissolution or winding up, holders of shares of Liberty Formula One common stock will be entitled to receive in respect of such stock their proportionate interests in the Registrant’s assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share.

Each share of Liberty Formula One common stock will be entitled to a number of liquidation units as set forth on the statement on file with the Secretary of the Registrant on the effective date of the charter, a copy of which will be furnished by the Registrant, on request and without cost, to any stockholder of the Registrant.

Description of Other Provisions of the Registrant’s Charter

Authorized Share Capital

The Registrant is authorized to issue up to 5,551,250,000 shares of capital stock, which will be divided into the following two classes: (i) 5,501,250,000 shares of common stock (which class is divided into the series described above), and (ii) 50,000,000 shares of preferred stock (which class is issuable in series as described below).

Preferred Stock

The Registrant’s charter authorizes the board of directors of the Registrant to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

•                  the designation of the series;

•                  the number of authorized shares of the series, which number the Registrant’s board may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

•                  the dividend rate or amounts, if any, and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

•                  the rights of the series in the event of the Registrant’s voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

•                  the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of the Registrant’s board of directors;

•                  the voting rights, if any, of the holders of the series;

•                  the terms and conditions, if any, for the Registrant to purchase or redeem the shares of the series; and

•                  any other relative rights, preferences and limitations of the series.

The Registrant believes that the ability of its board to issue one or more series of its preferred stock will provide it with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by stockholders, unless such action is required by applicable law or the rules of any stock exchange or automatic quotation system on which the Registrant’s securities may be listed or traded.

Although the Registrant has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Registrant’s board will make any determination to issue such shares based upon its judgment as to the best interests of its stockholders. The Registrant’s board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of its board of directors, including a tender offer or other transaction that some, or a majority, of its stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Board of Directors

The Registrant’s charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of its directors will not be less than three and the exact number will be fixed from time to time by a resolution of its board. The members of the Registrant’s board, other than those who may be elected by holders of any preferred stock, will be divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. As of December 31, 2019, the terms of the Class I, II and III directors who were then in office will expire at the annual meeting of stockholders to be held in 2020, 2021 and 2022, respectively.

At each annual meeting of stockholders, the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

The Registrant’s charter provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the aggregate voting power of the Registrant’s outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

The Registrant’s charter provides that, subject to the rights of the holders of any series of preferred stock, vacancies on the board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting its board will shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of preferred stock with respect to any additional director elected by the holders of that series of preferred stock.

These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of the Registrant’s board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the Registrant’s board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Registrant.

Limitation on Liability and Indemnification

To the fullest extent permitted by Delaware law, the Registrant’s directors are not liable to it or any of its stockholders for monetary damages for breaches of fiduciary duties while serving as a director. In addition, the Registrant indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of the Registrant or, at its request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. The Registrant will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

No Shareowner Action by Written Consent; Special Meetings

The Registrant’s charter provides that (except as otherwise provided in the terms of any series of preferred stock), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of the Registrant’s preferred stock, special meetings of the Registrant’s stockholders for any purpose or purposes may be called only by its Secretary at the written request of the holders of not less than 66 2/3% of the total outstanding voting power or at the request of at least 75% of the members of the Registrant’s board of directors then in office.

Amendments

The Registrant’s charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of the Registrant’s outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of the Registrant’s charter or to add or insert any provision in the Registrant’s charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of the Registrant’s stockholders or (2) which has been approved by at least 75% of the members of its board then in office. The Registrant’s charter further provides that the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its bylaws, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of its board then in office.

Supermajority Voting Provisions

In addition to the supermajority voting provisions discussed under “—Amendments” above, the Registrant’s charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required for:

•                  its merger or consolidation with or into any other corporation (including a merger consummated pursuant to Section 251(h) of the Delaware General Corporation Law and notwithstanding the exception to a vote of the stockholders for such a merger set forth therein), provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of its stockholders (other than Section 251(h) of the Delaware General Corporation Law), or (2) that at least 75% of the members of its board of directors then in office have approved;

•                  the sale, lease or exchange of all, or substantially all, of its assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of its board of directors then in office have approved; or

•                  its dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of its board of directors then in office have approved such dissolution.

Restrictions on Ownership; Transfer of Excess Shares to a Trust

In order to comply with applicable policies of Major League Baseball (“MLB”), the Registrant’s charter contains restrictions on the transfer and ownership of shares of Liberty Braves common stock. These provisions (the “excess share provisions”) provide that, subject to certain exceptions, no person may acquire shares of Liberty Braves common stock if (i) such person (an “MLB Employee”) is an employee of MLB or any related entities, (ii) such person is an employee of or otherwise associated with an MLB club (other than the Atlanta Braves) and, after giving effect to such acquisition of shares, such person (an “MLB Holder”) would own a number of shares of Liberty Braves common stock equal to or in excess of five percent (5%) of the total number of outstanding shares of Liberty Braves common stock, or (iii) after giving effect to such acquisition or shares, such person (a “10% Holder”) would own a number of shares of Liberty Braves common stock equal to or in excess of ten percent (10%) of the total number of outstanding shares of Liberty Braves common stock (with the 5% threshold in clause (ii) of this paragraph and the 10% threshold in clause (iii) of this paragraph, each being referred to as a share threshold) unless, in the case of this clause (iii) only, (1) such person has received the prior written approval of the Office of the

Commissioner of Baseball (such approval, the “MLB Approval”) or (2) such person is considered an “exempt holder,” which includes, but is not limited to, John C. Malone, Gregory B. Maffei or Terence McGuirk and each of their affiliated persons, including entities, trusts, foundations or organizations organized for the benefit of or wholly owned by any of such persons. Any person who (1) inadvertently and without the Registrant’s Actual Knowledge (as defined in the charter) acquires a number of shares of Liberty Braves common stock equal to or in excess of the share threshold and (2) divests of a sufficient number of shares of Liberty Braves common stock so as to cause itself to not exceed the share threshold will not be deemed to be an MLB Holder or a 10% Holder, as applicable. Further, no person will be deemed an MLB Employee, MLB Holder or 10% Holder, unless and until the Registrant has Actual Knowledge that such person is an MLB Employee, MLB Holder or 10% Holder, as the case may be.

Subject to certain exceptions, in the event of a purported transfer of shares of Liberty Braves common stock (i) to an MLB Employee or (ii) that would cause such person to become an MLB Holder or a 10% Holder after giving effect to such transfer, such purported transfer will be null and void to the intended holder (the “excess share transferor”) with respect to (x) in the case of an MLB Employee, all such shares purported to be transferred, or (y) in the case of an MLB Holder or a 10% Holder, those shares purported to be transferred that would cause such person to equal or exceed the applicable share threshold (in the case of clause (x), all such shares, and in the case of clause (y), such excess number of shares, being referred to collectively as the “excess shares”), and instead, all excess shares will automatically be transferred to the trustee of a trust, which will be created upon the filing of the Registrant’s charter. Such excess shares will be held in the trust for the exclusive benefit of the applicable excess share transferor.

Following the automatic transfer of the excess shares to the trust (and except as noted below), the trustee will sell the excess shares for cash, on the open market, in privately negotiated transactions or otherwise. The excess share transferor will be entitled to receive the proceeds from such sale, net of any commissions or other expenses, tax withholding or reasonable fees and expenses of the trustee relating to the sale. In the event any excess share transferor described as a potential 10% Holder in clause (y) above exceeds the share threshold by less than 1% of the then outstanding shares of Liberty Braves common stock notifies the Registrant that it intends to seek MLB Approval, the trustee will refrain from selling the related excess shares for a specified period of time.

In addition, the charter provides that:

•                  The trustee will have all voting rights with respect to the excess shares.

•                  Any shares of Liberty Braves common stock issued as a dividend on the excess shares will themselves become excess shares.

•                  The excess share transferor will be entitled to receive from the trustee any other dividends or distributions paid on the excess shares (including, for example, distributions of shares of Liberty Formula One common stock or Liberty SiriusXM common stock).

•                  The excess share transferor will be entitled to receive from the trustee, in the event the excess shares are converted or exchanged for cash, securities or other property, such cash, securities or other property received by the trustee with respect to the excess shares.

The excess share provisions may be waived, or otherwise not enforced, in whole or in part, by the Registrant’s board upon written approval of the Office of the Commissioner of Baseball (but no such waiver will affect the right of any excess share transferor to receive any funds, securities or other property to which it is then entitled). The excess share provisions included in the charter will cease to be effective upon the earlier of (1) there ceasing to be outstanding any shares of Liberty Braves common stock or (2) the fair market value, as determined by the Registrant’s board, of Braves Baseball Holdco, LLC (or any successor of such entity holding the business and assets of Atlanta National League Baseball Club, LLC) and its direct and indirect subsidiaries, taken as a whole, ceasing to constitute 331/3% or more of the fair market value, as determined by the Registrant’s board, of the businesses and assets attributed to the Braves Group. Upon the termination of these provisions, all excess shares held by the trustee will be transferred to the respective excess share transferors.

Section 203 of the Delaware General Corporation Law

Section 203 of the General Corporation Law of the State of Delaware prohibits certain transactions between a Delaware corporation and an “interested stockholder.” An “interested stockholder” for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors, (2) the interested stockholder acquired at least 85% of the aggregate voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of 66 2/3% of the aggregate voting power not owned by the interested stockholder. The Registrant is subject to Section 203.